UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2010

Commission File Number 0-31014

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2181356
(State or other Jurisdiction of incorporation)	(IRS Employer Identification No.)

800 King Farm Boulevard

Rockville, Maryland 20850

(Address of principal executive offices)

(301) 548-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosures.

Catalyst Health Solutions, Inc. (the “Company” or “Catalyst”) is involved in a contractual dispute with its client MCS Advantage, Inc. (“MCS”) regarding the Company’s agreement to manage the pharmacy benefits for MCS’ Medicare business (which approximates 120,000 lives). The dispute centers around disagreements regarding Catalyst’s service performance, potential breaches of the agreement by MCS, the Company’s rights to validate and correct certain performance related matters during a contractual “cure” period, and MCS’ lack of right to terminate the agreement without findings of material breach. The term of the current contract between the parties extends to December 31, 2012. MCS has indicated it intends to terminate the agreement effective December 31, 2010, which Catalyst vigorously contests. The Company is fully engaged with MCS to resolve this matter and has taken or will take the following actions:

•	Developing a plan to respond to MCS’s conduct in direct violation of the services contract.

•	Retaining The Gorman Health Group to perform an in-depth assessment of the Medicare services that Catalyst provides to MCS and confirm Catalyst’s compliance with CMS regulations.

•

Retaining advisors to protect Catalyst’s contractual rights with respect to MCS and to assist Catalyst in validating its compliance position with respect to Medicare Services provided under the contract and the Company’s compliance with CMS regulations.

While the Company believes that it will either be able to resolve these matters satisfactorily or prevail in its assessment of the contractual obligations of MCS, it is not possible to determine the ultimate outcome of the situation. Catalyst does not expect its recent financial guidance for 2010 to be impacted and the Company believes the impact of an unfavorable outcome to Catalyst in future years may be mitigated by new business gains and organic growth in the Company’s core business.

This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by such terms as “believe”, “intend” and “will” and other similar terms, involve a number of risks and uncertainties that might materially affect our results, particularly the risk that we are not successful in resolving this matter in a manner favorable to the Company and the risk that MCS terminates the agreement as well as those risks referred to in our Annual Report on Form 10-K for the year ended December 31, 2009 under “Item 1A. Risk Factors.” Readers are urged to carefully review and consider the various disclosures made in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and uncertainties that may affect our business. Catalyst Health Solutions, Inc. does not undertake any obligation to update forward-looking statements, whether as a result of new information, future events, or other developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Dated: September 21, 2010	By:	/S/ HAI V. TRAN
Hai V. Tran
Chief Financial Officer and Treasurer